EXHIBIT 3.9

                             State of Delaware

                  Office of the Secretary of State PAGE 1


               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"PST HOLDINGS, INC.", A DELAWARE CORPORATION, WITH AND INTO "PLASTIC SPECIALTIES AND TECHNOLOGIES, INC." UNDER THE NAME OF "PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF OCTOBER, A.D. 1993, AT 2 O'CLOCK P.M.


                                         /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State

                                         AUTHENTICATION:  8932992

                                         DATE:  02-21-98

2031044  8100M

981067444


STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 02:00 PM 10/29/1993
933025189 - 2031044


                    CERTIFICATE OF OWNERSHIP AND MERGER

                                  MERGING

                            PST HOLDINGS, INC.

                               WITH AND INTO

                PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.

                        (Pursuant to Section 253 of the
                     General Corporation Law in Delaware)

PST HOLDINGS, INC., a Delaware corporation (the "Corporation"), hereby certifies:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns more than ninety percent of the outstanding shares of each class of the capital stock of Plastic Specialties and Technologies. Inc., a Delaware corporation ("PST").

THIRD: That the name of the corporation surviving the merger is Plastic Specialties and Technologies, Inc.

FOURTH: That the Corporation by resolutions (a true copy of which is attached hereto as Exhibit A) of the Board of Directors duly adopted by written consent on July 29, 1993, determined, among other things, to merge the Corporation with and into PST upon the terms and subject to the conditions set forth in such resolutions (the "Merger"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

FIFTH: That the Merger shall be effective on the date of filing of this Certificate of Ownership and Merger.

SIXTH: The Merger contemplated herein was approved by the holders of a majority of the common stock of the Corporation, by written consent dated July 29, 1993, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, and prompt notice of such consent has been given to all other holders of record of common stock of the Corporation in accordance with
Section 228(d) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name by its President, this 29th day of

                                             PST HOLDINGS, INC.

                                             By: /s/
                                                ------------------------
                                                Title: President

ATTEST:


By: /s/
   -------------------------
   Title: Secretary


                               State of Delaware
                    Office of the Secretary of State PAGE 1

               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

               "OZITE MANUFACTURING CO.", A ILLINOIS CORPORATION, WITH AND INTO "PLASTIC SPECIALTIES AND TECHNOLOGIES, INC." UNDER THE NAME OF "PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF APRIL, A.D. 1992, AT 9 O'CLOCK A.M.


                                    /s/ Edward J. Freel
                                    -----------------------------------
                                    Edward J. Freel, Secretary of State


                                    AUTHENTICATION: 8932991

                                    DATE: 02-21-98
2031044  8100M
981067444



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/03/1992
920945268 - 2031044


                    Certificate of Ownership and Merger
                                    of
                          Ozite Manufacturing Co.
                         (an Illinois corporation)
                                   into
                Plastic Specialties and Technologies, Inc.
                         (a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Plastic Specialties and Technologies, Inc., a Delaware corporation ("PS&T"), hereby certifies that:

The Plan of Merger (the "Plan of Merger") between Ozite Manufacturing Co., an Illinois corporation ("Ozite"), and PS&T, pursuant to which Ozite shall be merged into PS&T, has been approved and adopted by the Board of Directors of PS&T in accordance with Section 253(a) of the General Corporation Law of the State of Delaware. The resolutions of the Board of Directors of PS&T approving the merger were adopted by unanimous written consent on March 25, 1992 as set forth below:

               RESOLVED, that Ozite Manufacturing Co. ("Ozite"), an Illinois corporation which is a wholly-owned subsidiary of Plastic Specialties and Technologies, Inc. (the "Corporation"), be merged with and into the Corporation pursuant to the terms of a plan of merger (the "Plan of Merger") which shall provide that: (i) the Corporation shall be the surviving corporation; (ii) the Certificate of Incorporation and By-laws of the Corporation as in effect immediately prior to the merger shall continue to be the Certificate of Incorporation and By-laws of the Corporation (as the surviving corporation); (iii) the name of the Corporation (as the surviving corporation) shall continue to be "Plastic Specialties and Technologies, Inc." following the merger; (iv) the Corporation (as the surviving corporation) shall assume all of the liabilities and obligations of Ozite; (v) the merger of Ozite into the Corporation shall be effective immediately upon the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware and Articles of Merger, Consolidation, Exchange with the Secretary of State of Illinois; (vi) that the officers and directors of the Corporation as in effect immediately prior to the merger shall continue to be the officers and directors of the Corporation (as the surviving corporation); and (vii) all of the issued and outstanding shares of Ozite shall be cancelled, which Plan of Merger shall be in such form as has been presented to the Board of Directors of the Corporation and shall be filed in the minutes of the Corporation.

               FURTHER RESOLVED; that any proper officer of the Corporation be and hereby is authorized and directed to execute, deliver and perform the Plan of Merger, to cause to be filed with the Secretary of States of Delaware and Illinois and the Recorder of Deeds of Kent County, Delaware, such Certificates of Ownership and Merger, Articles of Merger, Consolidation, Exchange and such other certificates or instruments as are necessary or appropriate to effectuate the merger of Ozite into the Corporation, to file assumed name certificates in any appropriate jurisdiction in order that the Corporation can conduct the operations formerly conducted by Ozite under the name "Ozite Company" or a similar name, and to do all acts and things necessary or appropriate to effectuate the interest and purposes of these resolutions.

IN WITNESS WHEREOF, this Certificate is executed and attested by the undersigned duly authorized officers on behalf of Plastic Specialties and Technologies, Inc., a Delaware corporation, this 25th day of March, 1992.

                                             Plastic Specialties and
                                                Technologies, Inc.
                                             (a Delaware corporation)

Attest:                                      By: /s/ Fred W. Broling
                                                 -------------------------
/s/ Leo Gaus                                     Name:  Fred W. Broling
------------------------                         Title: President
Name:  Leo Gaus
Title: Secretary




                             State of Delaware

                  Office of the Secretary of State PAGE 1


               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 1987, AT 9 O'CLOCK A.M.


                                          /s/ Edward J. Freel
                                          -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 8932990

                                          DATE:02-21-98


2031044  8100

981067444




                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.


               Plastic Specialties and Technologies, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               FIRST: The name of the Corporation is Plastic Specialties and Technologies, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 21, 1984.

               SECOND: This Restated Certificate of Incorporation restates and amends the Certificate of the Corporation, the text of which is set forth at length in Exhibit A annexed hereto and made a part hereof.

               THIRD: This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

               FOURTH: This Restated Certificate of Incorporation shall be effective as of June 1, 1987.

               IN WITNESS WHEREOF, Plastic Specialties and Technologies has caused this certificate to be signed by Fred W. Broling its President and attested by Terence K. Brennan its Assistant Secretary this 28th day of May, 1987.


                               PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.


                               By: /s/ Fred W. Broling
                                  ---------------------------
                                  Fred W. Broling
                                  President


Attest:


/s/ Terence K. Brennan
-----------------------------
Terence K. Brennan
Assistant Secretary




                                 Exhibit A

                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.


               Plastic Specialties and Technologies, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               FIRST: The name of the Corporation is Plastic Specialties and Technologies, Inc.

               SECOND: The registered office of the Corporation within the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at the address is The Corporation Trust Company.

               THIRD: The nature of the business or purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

               FOURTH: The total number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares and the par value of each such share shall be one cent ($.01), amounting in the aggregate to one hundred thousand dollars ($100,000).

               FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (a) Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

               (b) The Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (c) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

               SIXTH:  The Corporation shall, to the full extent permitted by
Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

               SEVENTH: That the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

               EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

               IN WITNESS WHEREOF, Plastic Specialties and Technologies has caused this Certificate to be signed by Fred W. Broling, its President and attested by Terence K. Brennan its Assistant
Secretary this 28th day of May, 1987.


ATTEST:                             PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.


/s/ Terence K. Brennan              By: /s/ Fred W. Broling
--------------------------          ------------------------------------------
Terence K. Brennan                      Fred W. Broling
Assistant Secretary                     President